Exhibit 99.1

FOR IMMEDIATE RELEASE
Tuesday, August 3, 2010

REHABCARE REPORTS SECOND QUARTER 2010 RESULTS

•	Consolidated operating revenues increased 62.8% and net earnings per diluted share increased 55.3% over the prior year quarter

•	Legacy hospitals reached breakeven operating earnings run rate at the end of the quarter; on track for breakeven operating earnings for 2010

•	Soft acute care volumes in key markets resulted in a sequential decline in Triumph’s EBITDA margin from 17.7% to 16.7%; Company expects to achieve historical EBITDA margins by early 2011

•	Contract services divisions continued to report strong earnings results

ST. LOUIS, MO, August 3, 2010--RehabCare Group, Inc. (NYSE:RHB) today reported financial results for the quarter and six months ended June 30, 2010.  Comparative results for the quarter and six months follow.

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
Amounts in millions, except per share data	2010	2010	2009	2010	2009

Consolidated Operating Revenues (a)	$334.0	$327.4	$205.2	$661.4	$406.7
Consolidated Operating Earnings (a)	31.3	32.5	12.8	63.8	27.1
Consolidated Net Earnings from Continuing Operations (a), (b)	15.2	14.8	7.4	30.0	15.8
Loss from Discontinued Operations, Net of Tax (c)	—	—	(0.9)	—	(0.8)
Consolidated Net Earnings (a), (b)	15.2	14.8	6.5	30.0	15.0
Net (Earnings) Loss Attributable to Noncontrolling Interests	(0.5)	0.2	0.4	(0.3)	0.5
Net Earnings Attributable to RehabCare (a), (b), (c)	14.7	15.0	6.9	29.7	15.5
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax (a), (b)	0.59	0.61	0.43	1.20	0.91
Net Earnings (a), (b), (c)	0.59	0.61	0.38	1.20	0.87

SRS Operating Revenues	130.9	126.4	123.8	257.2	246.9
SRS EBITDA	12.5	11.7	10.7	24.1	22.8
SRS Operating Earnings	11.1	10.3	9.1	21.5	19.6

HRS Inpatient Operating Revenues	31.8	31.1	32.9	62.9	64.7
HRS Outpatient Operating Revenues	13.0	12.1	12.2	25.1	23.5
HRS Operating Revenues	44.8	43.2	45.1	88.0	88.2
HRS EBITDA	8.4	7.5	8.3	15.9	15.2
HRS Operating Earnings	7.9	6.9	7.7	14.8	14.0

Hospital Operating Revenues (a)	158.4	157.8	36.3	316.2	71.6
Hospital EBITDA (a)	18.0	20.6	(2.2)	38.7	(3.0)
Hospital Operating Earnings (Loss) (a)	12.3	15.2	(3.8)	27.5	(6.1)

(a)
During the 2010 second quarter, the Company recorded a $1.7 million unfavorable pretax adjustment for estimates of additional amounts due on 2007 and 2008 cost reports for one of its inpatient rehabilitation facilities. The after tax impact of this adjustment was approximately $1.0 million, or $0.04 per diluted share (see table on page 9).

REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 2

(b)
During the 2010 second quarter, the Company recognized a $0.8 million, or $0.03 per diluted share, income tax benefit for the combined impact of the reversal of a contingency reserve due to a favorable ruling from the Internal Revenue Service and tax credits identified during the quarter (see table on page 9).

(c)
The $0.9 million after-tax loss from discontinued operations in the second quarter of 2009 included a $0.7 million loss on the sale of the Company’s Phase 2 Consulting business on June 1, 2009 and a $0.2 million after-tax loss from Phase 2’s discontinued operating activities.

Management Comments
“We continued to see strong year-over-year results in the second quarter.  Notwithstanding all of the prospective changes in the regulatory landscape, as well as our integration of Triumph, our divisions are performing well,” said John H. Short, Ph.D., RehabCare President and Chief Executive Officer.
“As expected, our 13 legacy hospitals reached a breakeven operating earnings run rate at the end of the quarter.  Our legacy long-term acute care hospitals are experiencing significant improvements under Triumph’s operational model and leadership, including our Dallas hospital, which was accretive in the quarter.  Triumph’s quarterly results primarily were impacted by continued soft acute care volumes in key markets; however, we are aggressively working to grow census and expect to achieve historical EBITDA (earnings before interest, taxes, depreciation and amortization) margins by the beginning of 2011 for the Triumph portfolio,” he said.
Dr. Short continued, “Our Skilled Nursing Rehabilitation Services (SRS) division delivered another strong quarterly earnings performance, while preparing for a host of regulatory changes.  In addition to restrictions on concurrent therapy and new RUG IV payments that go into effect October 1, we also are facing a proposed 50% Multiple Procedure Payment Reduction (MPPR) for Part B therapy rates beginning in 2011.  We are working with other patient advocates in encouraging the Centers for Medicare and Medicaid Services (CMS) to rescind their proposal due to its adverse impact on patient access to essential therapy services.  At the same time, we are developing mitigation strategies should it be implemented.  Our concerns with MPPR are outlined in our position paper, which we have posted on our website at http://www.rehabcare.com/about/news/index.html.  Maintaining our SRS operating earnings margin outlook of 7% to 8% for the full year 2010, we are expecting a margin in the range of 5.5% to 6.5% in the fourth quarter.
“Finally, our Hospital Rehabilitation Services division is achieving high levels of profitability and gaining traction with business development strategies that were put in place earlier this year, signing four new contracts in the second quarter.”

Financial Overview of Second Quarter
Consolidated operating revenues for the second quarter of 2010 were $334.0 million, which included $110.8 million generated by Triumph, a 62.8% increase compared to $205.2 million in the 2009 second quarter.
Consolidated net earnings from continuing operations attributable to RehabCare were $14.7 million, or $0.59 per diluted share, in the second quarter of 2010 compared to $7.8 million, or $0.43 per diluted share, in the prior year quarter. The second quarter of 2010 was impacted by a $1.7 million unfavorable pretax adjustment for estimated prior year cost report settlements at one inpatient rehabilitation facility (IRF) and a $0.8 million income tax benefit, which resulted in a net negative after-tax impact on diluted earnings per share of $0.01 (see table on page 9).

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 3

Operating revenues in the Skilled Nursing Rehabilitation Services (SRS) division increased 5.7% from $123.8 million in the second quarter of 2009 to $130.9 million in the second quarter of 2010, driven by a 5.5% increase in the average number of contract therapy programs operated.  Contract therapy same store revenues increased 3.4%.
On June 30, 2010, SRS operated in 1,115 locations compared to 1,125 locations at the end of the first quarter of 2010 and 1,065 locations at the end of the second quarter of 2009.  With a backlog of 44 signed but unopened contracts at the end of the second quarter, the Company expects to resume net unit growth in the third quarter.
The SRS division’s operating earnings were $11.1 million, or 8.5% of revenue, compared to $9.1 million, or 7.4% of revenue, in the second quarter of 2009.
On July 16, CMS released an update to the skilled nursing facility (SNF) prospective payment system, which provides for a net increase of 1.7% in Rate Year (RY) 2011.  The Company does not expect this update to alter its outlook.  The SNF rule also contains the new RUG IV payment rates, which the Company does not believe will significantly impact its patient volumes.
The Hospital Rehabilitation Services (HRS) division’s 2010 second quarter operating revenues decreased 0.8% to $44.7 million from $45.1 million in the second quarter of 2009.  Inpatient operating revenues declined 3.6% as a result of a 6.1% decline in the average number of inpatient programs.  IRF same store revenues and discharges increased 2.3% and 0.7%, respectively, over the prior year quarter.  Outpatient operating revenues increased 6.7% in the 2010 second quarter despite a 12.1% decline in the average number of outpatient programs.  This was driven by a 21.4% improvement in average revenue per program inclusive of 7.0% same store growth in outpatient revenues.
At June 30, 2010, the division operated 106 IRF programs compared to 103 at the end of the first quarter and 111 a year ago. The division had four IRF openings, one IRF closing, one outpatient unit opening and signed contracts for three IRFs during the second quarter.  At quarter end, the number of signed but unopened IRF contracts was two, compared to three at the end of the first quarter.  A net one to two new IRF programs are expected for the second half of 2010.
HRS 2010 second quarter operating earnings were $7.9 million, or 17.6% of revenue, compared to operating earnings of $7.7 million, or 17.0% of revenue, for the 2009 second quarter.  For the full year 2010, the Company is raising its outlook for operating earnings margins from a range of 15% to 17% to a range of 16% to 18%.
Operating revenues in the Hospital division for the second quarter of 2010 increased $0.7 million, or 0.4%, sequentially to $158.4 million.  Same store revenues decreased 3.4% on a sequential basis, impacted by soft acute care volumes in key markets and an unfavorable $1.7 million adjustment for estimated prior year cost report settlements at one IRF.
The legacy hospitals generated an operating loss of $2.4 million in the 2010 second quarter compared to an operating loss of $1.0 million in the 2010 first quarter.  The second quarter operating loss reflected the $1.7 million estimated adjustment referenced above and included $0.4 million in start-up losses for Greater Peoria Specialty Hospital.

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 4

Triumph HealthCare generated revenues of $110.8 million, operating earnings of $14.6 million and EBITDA of $18.5 million, or 16.7% of revenue, during the second quarter of 2010.  For the full year, the Company expects Triumph to achieve an EBITDA margin of around 17%, with a return to historical EBITDA margins beginning in 2011.  Expecting continued soft census in the second half of the year, compounded by long-term acute care hospital (LTACH) Medicare rate reductions, the Company is adjusting its 2010 Hospital outlook to a revenue range of $640 to $665 million, down from $650 to $675 million, and an EBITDA range of $85 to $95 million, down from $90 to $100 million.
At the end of the quarter, the Hospital division operated a total of 35 hospitals, including 29 LTACHs and six IRFs.
The final RY 2011 rule for LTACHs, published on July 30, will result in an estimated negative 1.0% adjustment for the Company’s LTACHs.  The CMS self-executing rule for IRFs, released on July 16, will increase payments by an estimated net 2.4% for the Company’s owned IRFs.  These adjustments are included in the Company’s revised 2010 outlook.

Balance Sheet and Liquidity
At June 30, 2010, the Company had $18.0 million in cash and cash equivalents and $452.3 million in outstanding debt excluding unamortized original issue discounts.  Days sales outstanding (DSO) increased to 62.1 days from 61.8 days at March 31, 2010.
For the six months ended June 30, 2010, the Company generated cash from operations of $25.8 million and expended $15.7 million for capital expenditures, principally related to the start-up of Triumph Hospital-The Heights, companywide information systems and hospital facility maintenance capital.

Outlook
The Company does not provide revenue and earnings per share guidance, but provides the following outlook for the total year 2010:
•
The Skilled Nursing Rehabilitation Services division expects 7% to 8% operating earnings margins for the full year 2010, which will be driven by low to mid-single digit year-over-year same store revenue growth and net unit growth of 50 to 75 units.  This reflects the estimated impact of new concurrent therapy rules, the rollout of new technologies, pricing pressures and wage rate increases during the year.  Given these pressures, the division anticipates an operating earnings margin of 5.5% to 6.5% in the fourth quarter.

•
The Hospital Rehabilitation Services division expects 16% to 18% operating earnings margins and 2% to 4% year-over-year growth in IRF same store discharges for the full year 2010.  A net one to two new IRF programs are expected for the second half of 2010.

•
The Hospital division expects total year revenue of $640 to $665 million and EBITDA of $85 to $95 million.  As previously stated, the Company expects to achieve breakeven operating earnings in its 13 legacy hospitals for the full year 2010.

•	The effective tax rate, after consideration of noncontrolling interests, is anticipated to be 38.25% for the remainder of the year.
•	Net income attributable to noncontrolling interests is expected to approximate $2.5 million for the total year 2010.
•	The Company expects strong operating cash flow with DSO between 60 and 63 days.
•	Capital expenditures are anticipated to be $32 million in 2010, consisting of $12.5 million of information systems investments and $19.5 million in expansion projects and maintenance.

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 5

Conference Call Information
RehabCare will host a conference call on August 4, 2010, beginning at 10:00 AM Eastern time.  Listeners may access the call by dialing (800) 640-9765, confirmation number 27202042, or in a listen-only mode through the Company’s website at http://www.rehabcare.com/about/investors/webcast.html.  A replay of the call will be available beginning at approximately 3:00 PM Eastern Time on August 4 by dialing (877) 213-9653, confirmation number 27202042.  An online archive of the conference call will remain on the Company’s website through September 3, 2010.

About RehabCare Group
Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of post-acute care, owning and operating 35 long-term acute care and rehabilitation hospitals and providing program management services in partnership with over 1,260 hospitals and skilled nursing facilities in 42 states.   RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated.  The Company makes no promise to update any forward- looking statements because of changes in underlying factors, new information, future events or otherwise.
This press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.  The Company has included reconciliations of these non-GAAP measures to the most directly comparable GAAP measure in the tables of this release.

CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
(314) 659-2189
Press: Donna Lee, Office of the CEO
(314) 659-2287

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 6

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Operating revenues	$334,033	$327,361	$205,164	$661,394	$406,695
Costs and expenses:
Operating	267,299	261,070	163,562	528,369	322,853
Selling, general and administrative	27,814	26,535	24,987	54,349	49,068
Depreciation and amortization	7,642	7,280	3,783	14,922	7,652
Total costs and expenses	302,755	294,885	192,332	597,640	379,573

Operating earnings	31,278	32,476	12,832	63,754	27,122

Interest income	28	18	4	46	19
Interest expense	(8,551)	(8,500)	(549)	(17,051)	(1,121)
Other income (expense), net	(5)	7	—	2	1
Equity in net income of affiliates	211	116	108	327	274

Earnings from continuing operations before income taxes	22,961	24,117	12,395	47,078	26,295
Income tax expense	7,744	9,288	4,965	17,032	10,468
Earnings from continuing operations	15,217	14,829	7,430	30,046	15,827
Loss from discontinued operations	—	—	(882)	—	(831)
Net earnings	15,217	14,829	6,548	30,046	14,996
Net (earnings) loss attributable to noncontrolling interests	(512)	164	335	(348)	547
Net earnings attributable to RehabCare	$14,705	$14,993	$6,883	$29,698	$15,543

Amounts attributable to RehabCare:
Earnings from continuing operations	$14,705	$14,993	$7,765	$29,698	$16,374
Loss from discontinued operations	—	—	(882)	—	(831)
Net earnings	$14,705	$14,993	$6,883	$29,698	$15,543

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.59	$0.61	$0.43	$1.20	$0.91
Loss from discontinued operations	—	—	(0.05)	—	(0.04)
Net earnings	$0.59	$0.61	$0.38	$1.20	$0.87

Weighted average diluted shares	24,766	24,655	18,097	24,696	17,955

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 7

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	June 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$18,041	$24,690
Accounts receivable, net	218,084	199,447
Deferred tax assets	20,092	21,249
Other current assets	25,592	19,530
Total current assets	281,809	264,916

Property and equipment, net	117,155	111,814
Goodwill	566,078	566,078
Intangible assets	131,151	135,406
Investment in unconsolidated affiliate	4,829	4,761
Other assets	25,765	27,005
	$1,126,787	$1,109,980
Liabilities & Equity
Current portion of long-term debt	$13,565	$7,507
Payables & accruals	142,826	144,113
Total current liabilities	156,391	151,620

Long-term debt, less current portion	430,479	447,760
Other non-current liabilities	52,826	50,980
Stockholders’ equity	467,995	437,338
Noncontrolling interests	19,096	22,282
	$1,126,787	$1,109,980

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Six Months Ended
	June 30,
	2010	2009

Net cash provided by operating activities	$25,793	$27,077
Net cash used in investing activities	(15,690)	(6,866)
Net cash used in financing activities	(16,752)	(23,999)

Net decrease in cash and cash equivalents	(6,649)	(3,788)
Cash and cash equivalents at beginning of period	24,690	27,373
Cash and cash equivalents at end of period	$18,041	$23,585

Supplemental information:
Additions to property and equipment	$(15,658)	$(5,881)

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 8

IV. Operating Statistics (Unaudited; dollars in thousands)

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
	2010	2010	2009	2010	2009
Skilled Nursing Rehabilitation Services
Operating revenues	$130,851	$126,352	$123,787	$257,203	$246,935
Operating expenses	105,655	103,333	100,134	208,988	199,132
Selling, general and administrative	12,717	11,367	12,967	24,084	24,984
Depreciation and amortization	1,365	1,307	1,578	2,672	3,256
Operating earnings	$11,114	$10,345	$9,108	$21,459	$19,563
Operating earnings margin	8.5%	8.2%	7.4%	8.3%	7.9%

EBITDA	$12,479	$11,652	$10,686	$24,131	$22,819

Average number of contract therapy locations	1,127	1,131	1,068	1,129	1,071
End of period number of contract therapy locations	1,115	1,125	1,065	1,115	1,065

Patient visits (in thousands)	2,080	2,020	2,017	4,100	4,022

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$29,609	$29,016	$31,257	$58,625	$61,275
Subacute	2,125	2,094	1,662	4,219	3,387
Total Inpatient	$31,734	$31,110	$32,919	$62,844	$64,662
Outpatient	13,000	12,130	12,178	25,130	23,501
Total HRS	$44,734	$43,240	$45,097	$87,974	$88,163
Operating expenses	31,856	31,155	31,007	63,011	61,641
Selling, general and administrative	4,445	4,627	5,806	9,072	11,296
Depreciation and amortization	556	537	624	1,093	1,270
Operating earnings	$7,877	$6,921	$7,660	$14,798	$13,956
Operating earnings margin	17.6%	16.0%	17.0%	16.8%	15.8%

EBITDA	$8,433	$7,458	$8,284	$15,891	$15,226

Average number of programs
IRF	104	104	113	104	113
Subacute	10	10	9	10	9
Total Inpatient	114	114	122	114	122
Outpatient	32	31	36	31	36
Total HRS	146	145	158	145	158

End of period number of programs
IRF	106	103	111	106	111
Subacute	10	10	9	10	9
Total Inpatient	116	113	120	116	120
Outpatient	32	31	36	32	36
Total HRS	148	144	156	148	156

IRF discharges	10,376	10,007	11,359	20,383	22,358
Outpatient visits (in thousands)	279	262	328	541	639

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 9

IV. Operating Statistics Continued (Unaudited; dollars in thousands)

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
	2010	2010	2009	2010	2009
Hospitals
Operating revenues	$158,448	$157,769	$36,280	$316,217	$71,597
Operating expenses	129,788	126,582	32,421	256,370	62,080
Selling, general and administrative	10,652	10,541	6,079	21,193	12,534
Depreciation and amortization	5,721	5,436	1,581	11,157	3,126
Operating earnings (loss)	$12,287	$15,210	$(3,801)	$27,497	$(6,143)
Operating earnings margin	7.8%	9.6%	-10.5%	8.7%	-8.6%

EBITDA	$18,008	$20,646	$(2,220)	$38,654	$(3,017)

LTACHs
Number of hospitals – end of period	29	28	6	29	6
Available licensed beds – end of period	1,605	1,593	303	1,605	303
Admissions	3,522	3,563	521	7,085	1,037
Patient days	92,857	90,455	14,586	183,312	28,430
Average length of stay (Medicare days only)	26	27	28	26	27
Net inpatient revenue per patient day	$1,514	$1,518	$1,181	$1,516	$1,214
Occupancy rate	64%	63%	66%	63%	65%
Percent patient days - Medicare	72%	73%	76%	73%	75%

IRFs
Number of hospitals – end of period	6	6	6	6	6
Available licensed beds – end of period	243	243	243	243	243
Admissions	1,157	1,232	1,238	2,389	2,448
Discharges	1,197	1,188	1,252	2,385	2,400
Average length of stay (Medicare days only)	12	13	12	13	12
Net inpatient revenue per discharge (a)	$12,718	$14,845	$13,687	$13,777	$13,926
Occupancy rate	69%	73%	71%	71%	70%
Percent patient days - Medicare	62%	66%	67%	64%	65%

(a)  Excluding a $1.7 million unfavorable prior year cost report adjustment recorded during the second quarter of 2010 for one of the Company’s IRFs, net inpatient revenue per discharge for IRFs would have been $14,134 and $14,488 for the second quarter and first six months of 2010, respectively.

V. Charges/Credits Included in Statement of Earnings (Amounts in thousands, except per share data)

	Second Quarter 2010

	Pre-Tax Impact	After-Tax Impact	Diluted EPS
Unfavorable cost report adjustment	$1,696	$1,047	$0.04
Favorable income tax adjustments	—	(842)	(0.03)
	$1,696	$205	$0.01

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REHABCARE REPORTS SECOND QUARTER 2010 RESULTS                       Page 10

VI. Operating Earnings and EBITDA Reconciliation

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
	2010	2010	2009	2010	2009

Net earnings	$15,217	$14,829	$6,548	$30,046	$14,996
Income tax expense	7,744	9,288	4,965	17,032	10,468
Interest income	(28)	(18)	(4)	(46)	(19)
Interest expense	8,551	8,500	549	17,051	1,121
Other (income) expense, net	5	(7)	—	(2)	(1)
Equity in net income of affiliates	(211)	(116)	(108)	(327)	(274)
Loss from discontinued operations	—	—	882	—	831
Operating earnings	31,278	32,476	12,832	63,754	27,122
Depreciation and amortization	7,642	7,280	3,783	14,922	7,652
Consolidated EBITDA	$38,920	$39,756	$16,615	$78,676	$34,774

SRS operating earnings	$11,114	$10,345	$9,108	$21,459	$19,563
SRS depreciation and amortization	1,365	1,307	1,578	2,672	3,256
SRS EBITDA	$12,479	$11,652	$10,686	$24,131	$22,819

HRS operating earnings	$7,877	$6,921	$7,660	$14,798	$13,956
HRS depreciation and amortization	556	537	624	1,093	1,270
HRS EBITDA	$8,433	$7,458	$8,284	$15,891	$15,226

Hospital operating earnings (loss)	$12,287	$15,210	$(3,801)	$27,497	$(6,143)
Hospital depreciation and amortization	5,721	5,436	1,581	11,157	3,126
Hospital EBITDA	$18,008	$20,646	$(2,220)	$38,654	$(3,017)

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